UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First Financial Bancorp.
(Exact name of registrant as specified in its charter)

Ohio	31–1042001
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

300 High Street Hamilton, Ohio 45011
(Address of principal executive offices, including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Purchase Rights

This registration statement amends the Registrant’s registration statement originally filed May 2, 1994

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

Form 8-A/A	First Financial Bancorp

Item 1.	Description of Registrant’s Securities to be Registered.

     The description of Registrant’s securities contained in the following filings is hereby incorporated by reference into this filing: (1) Exhibits A and B to Registrant’s Form 8-A filed with the Commission on May 2, 1994, (2) Exhibit 4.1 to Registrant’s Form 10-Q for the quarter ended March 31, 1998, and (3) Exhibit 4.1 to Registrant’s Form 8-K filed with the Commission on December 5, 2003.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Summary of Rights to Purchase Common Stock and Rights Agreement, dated as of November 23, 1993, by and between the Registrant and The First National Bank of Southwestern Ohio, incorporated herein by reference to Exhibits A and B, respectively, to Registrant’s Form 8-A filed with the Commission on May 2, 1994.

4.2	First Amendment to Rights Agreement, dated as of May 1, 1998, by and between the Registrant and The First National Bank of Southwestern Ohio, incorporated herein by reference to Exhibit 4.1 to Registrant’s Form 10-Q for the quarter ended March 31, 1998.

4.3	Second Amendment to Rights Agreement, dated as of December 5, 2003, by and between the Registrant and First Financial Bank, National Association (formerly known as The First National Bank of Southwestern Ohio), incorporated herein by reference to Exhibit 4.1 to Registrant’s Form 8-K filed with the Commission on December 5, 2003.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST FINANCIAL BANCORP

Dated: January 5, 2004	By:	/s/ C. Douglas Lefferson

C. Douglas Lefferson
Senior Vice President and
Chief Financial Officer

Form 8-A/A	First Financial Bancorp

EXHIBIT INDEX

Exhibit No.	Description

4.1	Summary of Rights to Purchase Common Stock and Rights Agreement, dated as of November 23, 1993, by and between the Registrant and The First National Bank of Southwestern Ohio, incorporated herein by reference to Exhibits A and B, respectively, to Registrant’s Form 8-A filed with the Commission on May 2, 1994.

4.2	First Amendment to Rights Agreement, dated as of May 1, 1998, by and between the Registrant and The First National Bank of Southwestern Ohio, incorporated herein by reference to Exhibit 4.1 to Registrant’s Form 10-Q for the quarter ended March 31, 1998.

4.3	Second Amendment to Rights Agreement, dated as of December 5, 2003, by and between the Registrant and First Financial Bank, National Association (formerly known as The First National Bank of Southwestern Ohio), incorporated herein by reference to Exhibit 4.1 to Registrant’s Form 8-K filed with the Commission on December 5, 2003.